UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 19, 2019

Orchid Island Capital, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35236	27-3269228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3305 Flamingo Drive, Vero Beach, Florida 32963
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (772) 231-1400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.03  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On March 19, 2019, the Board of Directors (the “Board”) of Orchid Island Capital, Inc. (the “Company”) approved Amendment No. 1 to the Amended and Restated Bylaws of the Company (the “Bylaw Amendment”), incorporating the amendments described below.

Majority Vote and Director Resignation Policy

Effective as of March 19, 2019, the Board approved and adopted the Bylaw Amendment to change the voting standard for director elections from a plurality voting standard to a majority voting standard in uncontested elections (in which a nominee is elected only if the votes cast “for” his or her election exceed the votes cast “against” his or her election). The Bylaw Amendment retains a plurality voting standard in contested elections, which includes an election for which, as of the date that is fourteen (14) days in advance of the date the Company files its definitive proxy statement, there are more nominees for election than positions on the Board to be filled by that election.

Pursuant to the Company’s Corporate Governance Guidelines, which were also amended to include a director resignation provision, incumbent directors who fail to receive a majority of the votes cast are required to promptly tender a letter of resignation to the Board, and the Nominating and Corporate Governance Committee of the Board will make a recommendation to the Board on whether to accept or reject the resignation, or whether any other action should be taken. Taking into account the recommendation of the Nominating and Corporate Governance Committee, the Board will determine whether to accept or reject any such resignation, or what other action should be taken within 120 days from the date of the certification of the election results, and the Company will report such decision in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission.

Bylaw Amendments

Effective as of March 19, 2019, the Board approved and adopted the Bylaw Amendment to change that the power to alter, amend or repeal the Company’s Bylaws will no longer be vested exclusively with the Board. The Bylaw Amendment provides that the Company’s stockholders, in addition to the Board, shall have the power to alter, amend or repeal the Bylaws and to make new Bylaw provisions, in each case by the affirmative vote of the holders of a majority of the shares of common stock in the Company then outstanding and entitled to vote on the proposed amendment.

The Bylaw Amendment also designates the Circuit Court for Baltimore City, Maryland (or if such court lacks jurisdiction, the United States District Court for the District of Maryland, Baltimore Division) as the sole and exclusive forum for certain legal actions, unless the Company consents in writing to the selection of an alternative forum.

In addition, the Bylaw Amendment, among other things, updates the advance notice provisions for director nominations and stockholder proposals and specifies the powers of the chairman of a stockholder meeting.

The foregoing descriptions of the Bylaw Amendment and the amended and restated Corporate Governance Guidelines do not purport to be complete and are qualified in their entirety by reference to the full text of the Bylaw Amendment, attached hereto as Exhibit 3.1 and incorporated by reference herein, and the full text of the Company’s amended and restated Corporate Governance Guidelines, which are posted in the Investor Relations section of the Company’s website at www.orchidislandcapital.com.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Orchid Island Capital, Inc., adopted as of March 19, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2019	ORCHID ISLAND CAPITAL, INC.

	By:	/s/ Robert E. Cauley
Robert E. Cauley
Chairman and Chief Executive Officer